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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-23935 of NextLevel Systems, Inc. and CommScope, Inc. on Form S-4 of our report relating to General Instrument Corporation and subsidiaries (the "Company") dated February 3, 1997 (February 28, 1997 as to Note 16) incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, and to the use of our report relating to the Company dated February 3, 1997 (February 28, 1997 as to Note 16), our report relating to the Communications Business of General Instrument Corporation dated February 3, 1997 (February 28, 1997 as to Note 17) and our report relating to CommScope, Inc. of North Carolina and subsidiary dated February 3, 1997, appearing in the Proxy Statement, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement.


/s/ DELOITTE & TOUCHE LLP
  DELOITTE & TOUCHE LLP


Chicago, Illinois
May 27, 1997